UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 2, 2014

United Security Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street
Post Office Box 249
Thomasville, Alabama 36784
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of United Security Bancshares, Inc. (the “Company”) was held on May 2, 2014.  Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors.  The shareholders elected each of the director nominees to serve as directors during the ensuing year.  The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes
Andrew C. Bearden, Jr.	3,385,329	112,028	980,052
Linda H. Breedlove	3,375,160	122,197	980,052
Gerald P. Corgill	3,382,329	115,028	980,052
John C. Gordon	3,385,646	111,711	980,052
William G. Harrison	3,337,404	159,953	980,052
James F. House	3,387,766	109,591	980,052
J. Lee McPhearson	3,377,665	119,692	980,052
Jack W. Meigs	3,381,829	115,528	980,052
A. J. Strickland, III	3,385,094	112,263	980,052
Howard M. Whitted	3,387,466	109,891	980,052
Bruce N. Wilson	3,366,212	131,145	980,052

Proposal 2 – Ratification of the Appointment of Carr, Riggs & Ingram, LLC as the Company’s Independent Registered Public Accountants for the Year Ending December 31, 2014.  The shareholders ratified the appointment of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accountants for the year ending December 31, 2014.  The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain

4,375,461	96,818	5,130

Proposal 3 – Advisory Approval of Executive Compensation.  The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2014 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.  The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes

3,038,803	282,196	176,358	980,052

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2014	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer